Exhibit 5.1

Cozen O’Connor One Oxford Center 301 Grant Street, 41st Floor Pittsburgh, PA 15229

July 21, 2020

Ampco-Pittsburgh Corporation
726 Bell Avenue, Suite 301
Carnegie, PA 15106

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Ampco-Pittsburgh Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333‐239446), including the prospectus contained therein (the “Prospectus”), originally filed with the Securities and Exchange Commission (the “Commission”) by the Company on June 26, 2020 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Registration Statement relates to the proposed distribution with respect to each outstanding share of common stock of the Company, par value $1.00 per share (“Common Stock”), by the Company to each shareholder (the “Offering”) of a nontransferable subscription right (collectively with all such rights, the “Rights”) to purchase one unit (collectively with all such units, the “Units”) consisting of (i) shares of Common Stock (such initial shares of Common Stock as issued, the “Initial Shares”) and (ii) a Series A warrant to purchase Common Stock in accordance with its terms (collectively with all such warrants, the “Warrants,” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”).  The Initial Shares and the Warrants are collectively referred to as the “Securities.” The aggregate Rights may be exercised for an aggregate amount of up to $20,000,000. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the foregoing, we have examined (i) the articles of incorporation of the Company, as amended and as in effect on and as of the date hereof, (ii) the amended and restated bylaws of the Company, (iii) the form of non-transferable subscription rights certificate and all other required subscription documents, pursuant to which the Securities are to be sold (collectively, the “Subscription Documents”), (iv) the form of warrant certificate with respect to the Warrants, (v) corporate proceedings, including the resolutions of the Board of Directors of the Company, with respect to the Offering and, (vi) the Registration Statement as filed with the Commission and (vii) such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents and the due execution and delivery of all documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation, that the statements of the Company contained in the Registration Statement (including any exhibits thereto) and such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinions set forth below are true, correct and complete as to all factual matters stated therein. In addition, as to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable. We also have assumed that the Registration Statement will remain effective pursuant to the Securities Act at the time of issuance of each of the Securities, and the Company will have received the required consideration for the issuance of such Securities at or prior to the issuance thereof.

We are opining herein solely with respect to the federal laws of the United States and the laws of the Commonwealth of Pennsylvania. We express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, arrangement, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages. With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the current reservation of shares of Common Stock of the Company, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price for the Warrant Shares will not be adjusted to an amount below the par value per share of the Common Stock.

Based upon and subject to the foregoing and the other assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1.          The Rights have been authorized by all necessary corporate action of the Company and, when issued and delivered as contemplated in the Registration Statement, will constitute valid and legally binding obligations of the Company.

2.          The Units have been authorized by all necessary corporate action of the Company and, when issued and sold in accordance with the terms set forth in the Subscription Documents against payment therefor, and as contemplated in the Registration Statement, will constitute valid and legally binding obligations of the Company.

3.          The Initial Shares have been authorized by all necessary corporate action of the Company and, when issued in accordance with the terms set forth in the Subscription Documents, and as contemplated in the Registration Statement, will be validly authorized, validly issued, fully paid and nonassessable.

4.          The Warrants have been authorized by all necessary corporate action of the Company, and when issued in accordance with the terms set forth in the Subscription Documents, and as contemplated in the Registration Statement, will have been duly executed and delivered by the Company and will constitute the valid and legally binding obligations of the Company.

5.          The Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon the laws, including the rules and regulations, as in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus and any supplement to the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission or that we are “experts” within the meaning of Section 11 of the Securities Act.

Very truly yours,

/s/ Cozen O’Connor P.C.

Cozen O’Connor P.C.